UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

Commission File Number 001-34584

HARBOR DIVERSIFIED, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3697002
(State of incorporation)	(I.R.S. Employer Identification No.)

W6390 Challenger Drive, Suite 203 Appleton, WI	54914-9120
(Address of principal executive offices)	(Zip Code)

(920) 749-4188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

Pursuant to notices given pursuant to the federal Worker Adjustment and Retraining Notification (“WARN”) Act, Air Wisconsin Airlines LLC (“Air Wisconsin”), a subsidiary of Harbor Diversified, Inc. (the “Company”), previously informed approximately 871 employees that it may need to furlough them in order to reduce its workforce due to the novel coronavirus (“COVID-19”) pandemic and the decreased demand for air travel. On October 1, 2020, Air Wisconsin furloughed approximately 305 employees. At this time, it is not possible to accurately predict the duration of these furloughs or whether additional furloughs will be required. Employee participation in a number of voluntary employment separation and leave programs offered pursuant to agreements reached with certain of Air Wisconsin’s union partners reduced the number of employees who were the subject of these furloughs. This workforce reduction is part of Air Wisconsin’s response to, and cost saving initiatives taken as a result of, the impacts and disruptions caused by the COVID-19 pandemic on Air Wisconsin’s business, operations and financial performance, and the impacts on the airline industry generally.

At this time, the Company is unable to make a good faith determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to such workforce reduction actions. The Company will file an amendment to this Current Report on Form 8-K (“Current Report”) after it makes a determination of such estimate or range of estimates.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report are forward-looking statements, and thus reflect the Company’s current expectations and beliefs with respect to current and future events, and anticipated financial and operating results. Such forward-looking statements are subject to many risks and uncertainties that may cause actual results to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements include all statements contained in this Current Report that do not relate solely to historical facts, such as statements that identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.

The Company’s actual results could differ materially from the forward-looking statements made in this Current Report due to numerous factors including, without limitation, the following: the duration and spread of the ongoing global COVID-19 pandemic and the outbreak of any other disease or similar public health threat; the dependence of the business of Air Wisconsin on a capacity purchase agreement with United Airlines, Inc. (the “United capacity purchase agreement”) given United is currently Air Wisconsin’s sole airline partner; the material decline in air travel demand and significant risks and disruptions caused by the COVID-19 pandemic; the possibility that United could provide Air Wisconsin with inefficient flight schedules or change the expected utilization of Air Wisconsin’s aircraft under the United capacity purchase agreement; disagreements regarding the interpretation of the United capacity purchase agreement, as well as other business disputes with United; the amounts Air Wisconsin is paid or reimbursed under the United capacity purchase agreement; the extent to which Air Wisconsin’s current growth opportunities are restricted based on factors impacting the airline industry; Air Wisconsin’s reliance on only one aircraft type, aircraft manufacturer and engine manufacturer; Air Wisconsin’s significant amount of debt and other contractual obligations; disruptions in service with key third-party service providers; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as other risks and uncertainties described in the other reports the Company files with the Securities and Exchange Commission from time to time.

All forward-looking statements in this report are based upon information available to the Company on the date of this Current Report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR DIVERSIFIED, INC.

Date: October 6, 2020	/s/ Christine R. Deister
Christine R. Deister
Chief Executive Officer and Secretary